                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                 14a-12

                   GOLDEN STATE VINTNERS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if Other Than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of the transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials:
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
           schedule and the date of its filing.
           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                  JUNE 8, 2000

                                     [LOGO]

                          GOLDEN STATE VINTNERS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                          GOLDEN STATE VINTNERS, INC.

                          TO BE HELD ON JUNE 29, 2000

TO ALL STOCKHOLDERS:

    It is with great pleasure that we invite you to the Annual Meeting of Stockholders of Golden State Vintners, Inc., which will be held at 3:00 p.m., Pacific time, on Thursday, June 29, 2000, at the Company's offices at 607 Airpark Road, Napa, California, for the following purposes:

    1.  Election of directors.

    2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal years ending June 30, 1999 and June 30, 2000.

    3. Approval of the amendment of the 1996 Stock Option Plan to increase the amount of shares of the Company's Class B Common Stock available for issuance thereunder from 893,925 to 1,393,925.

    4. Approval of the Indemnification Agreements to be entered into by and among the Company and its directors and certain of its officers, employees and other agents.

    5. Consideration and action on any other matter properly brought before the meeting.

    Stockholders of record as of the close of business on May 31, 2000, the record date, are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

    You are requested to date, complete and sign the enclosed proxy, which is solicited by the Company's Board of Directors, and to return it promptly in the envelope provided. Even if you return this proxy, and you later decide to attend the Annual Meeting, you may vote your shares in person by completing a ballot or proxy at the meeting.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          Jeffrey J. Brown

                                          Chairman of the Board

Napa, California

June 8, 2000

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

                          GOLDEN STATE VINTNERS, INC.

                                PROXY STATEMENT

                            ------------------------

                      1999 ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 29, 2000

                            ------------------------

                    INFORMATION CONCERNING THE SOLICITATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Golden State Vintners, Inc., a Delaware corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders of the Company, to be held at 3:00 p.m., Pacific time, on Thursday, June 29, 2000, at the Company's offices at 607 Airpark Road, Napa, California and any adjournments thereof (the "Meeting").

    Holders of the Company's Class A Common Stock and Class B Common Stock (collectively the "Common Stock") of record as of the close of business on May 31, 2000, the record date fixed by the Board, will be entitled to notice of, and to vote at, the Meeting. As of the record date, 4,342,528 shares of Class A Common Stock and 5,155,733 shares of Class B Common Stock were issued and outstanding. Holders of Class A Common Stock are entitled to cast ten votes for each share held of record by them, or a total of 43,425,280 votes, on each proposal submitted to a vote at the Meeting. Holders of Class B Common Stock are entitled to cast one vote for each share held of record by them, or a total of 5,155,733 votes, on each proposal submitted to a vote at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with the Secretary of the Company at the address set forth above at any time before it is exercised, or
(ii) voting in person at the Meeting.

    The Company's Secretary and President were appointed by the Board as the persons to receive and vote the proxies at the Meeting. All properly executed proxies returned in time to be counted at the Meeting will be voted as stated below under "Voting Procedures." Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board by so marking the proxy in the space provided thereon. Where a choice has been specified on the proxy with respect to the foregoing matters, including the election of directors, the shares represented by the proxy will be voted in accordance with the choice specified. If no choice is specified, the proxy will be voted as follows:

    Proxy Item No. 1. FOR election of management's proposed slate of directors, as set forth herein.

    Proxy Item No. 2. FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal years ending June 30, 1999 and June 30, 2000.

    Proxy Item No. 3. FOR approval of the amendment of the 1996 Stock Option Plan to increase the number of shares of the Company's Class B Common Stock available for issuance thereunder from 893,925 to 1,393,925.

    Proxy Item No. 4: FOR approval of the Indemnification Agreements to be entered into by and among the Company and its directors and certain of its officers, employees and other agents.

    The Board knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, including any proposal to adjourn the Meeting, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

    An Annual Report to Stockholders on Form 10-K, containing financial statements for the fiscal year ended June 30, 1999, and the Company's most recent quarterly report on Form 10-Q, containing unaudited financial statements for the quarter ended March 31, 2000, are being delivered with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement, Annual Report and the form of proxy were first mailed to stockholders on or about
June 8, 2000.

                               VOTING PROCEDURES

    The presence, in person or by proxy, of at least a majority of the outstanding shares each class of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or votes withheld by brokers in the absence of instructions from street-name holders ("broker non-votes"), will be counted as present for purposes of determining the presence or absence of a quorum for the Meeting. Abstentions will be counted towards the tabulation of votes cast on proxy items submitted to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proxy item has been approved.

    On all matters, the holders of Class A Common Stock and the holders of Class B Common Stock vote together as a single class, with each Class A share entitled to ten votes, or a total of 43,425,280 Class A votes, and each Class B share entitled to one vote, or a total of 5,155,733 Class B votes.

    All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting as specified in such proxies. A stockholder submitting a proxy may revoke it at any time before it is voted at the Meeting by notifying the Secretary of the Company in writing of such revocation, by properly executing a later-dated proxy, or by voting in person at the Meeting.

                             ELECTION OF DIRECTORS
                               (PROXY ITEM NO. 1)

    Management is proposing and supports re-election of all eight of the nominees named herein.

    All of the nominees for election are currently members of the Company's
Board.

    At the Meeting, directors will be elected to serve until the fiscal 2000 Annual Meeting or until their successors have been duly elected and qualified. Each nominee has consented to be named in this Proxy Statement and has consented to serve as a director if so elected and qualified. The Company has no reason to believe that any of the nominees will not be available to serve; if, however, any nominee should for any reason become unable or unwilling to serve, the Board may vote to fix the number of directors at a lesser number, but not less than six (6), or direct that the shares represented by proxies received by the Company be voted for the election of such person as the Board may recommend, in place of the unavailable nominee.

DIRECTOR-NOMINEES

    JEFFREY J. BROWN, age 39, has been a director of the Company since April 1995 and has served as Chairman of the Board and Assistant Secretary since October 1996. Since June 1993, Mr. Brown has been an executive officer and director of Forrest Binkley & Brown Venture Co. ("Venture Co."), the general partner of Forrest Binkley & Brown L.P. ("FBB") and the managing partner of SBIC Partners. Prior to the formation of FBB in June 1993, Mr. Brown was a Senior Vice President of BankAmerica Venture Capital Corporation, a position he held from April 1992 to May 1993. He currently serves on the boards of directors of Stamps.com Inc. as well as a number of private companies.

    JEFFREY B. O'NEILL, age 43, has been a director of the Company since April 1995 and has served as the Company's Chief Executive Officer since January 2000. From October 1996 to January 2000, Mr. O'Neill served as President and Chief Executive Officer. From July to October of 1996, Mr. O'Neill served as

Executive Vice President of the Company. Mr. O'Neill joined the predecessor to the Company in 1981 as a grape buyer and has held a number of executive positions with the Company's predecessor entities, including as the President and Chief Executive Officer of Golden State Vintners since 1996. He currently serves on the boards of directors of several leading agricultural concerns, including Fresh Express Inc.

    NICHOLAS B. BINKLEY, age 54, has been a director of the Company since October 1996. Since June 1993, Mr. Binkley has been an executive officer and director of Venture Co. Prior to the formation of FBB, Mr. Binkley was Vice Chairman of the boards of directors of BankAmerica Corporation, a position he held from April 1992 through May 1993. He currently serves on the boards of directors of Vista Medical Technologies, Inc., a medical device company, as well as a number of private companies.

    GREG J. FORREST, age 52, has been a director of the Company since May 1998. Since June 1993, Mr. Forrest has been an executive officer and director of Venture Co. Prior to the formation of FBB, Mr. Forrest was Chief Executive Officer of BankAmerica Venture Capital Corporation, a position he held from April 1992 to May 1993. Mr. Forrest currently serves on the boards of directors of a number of private companies.

    KEITH R. FOX, age 46, has been a director of the Company since April 1995. Since February 1994, Mr. Fox has been an executive officer of Exeter Venture Advisors, Inc., Exeter Equity Advisors, Inc. and Exeter Venture Management Corporation. Mr. Fox serves on the boards of directors of a number of private companies and is a non-interested director of more than 20 mutual funds sponsored by Scudder Kemper Investments, Inc.

    W. SCOTT HEDRICK, age 54, has been a director of the Company since April 1998. Since 1979, Mr. Hedrick has served as a general partner of InterWest Partners, a venture capital firm that he co-founded. Mr. Hedrick also serves on the boards of directors of Il Fornaio (America) Corporation and Office Depot, Inc., as well as a number of private companies.

    PETER W. MULLIN, age 59, has been a director of the Company since April 1998. Since 1969, Mr. Mullin has served as Chief Executive Officer and Chairman of the Board of Directors of Mullin Consulting, Inc., a consulting firm specializing in executive compensation and benefit issues. Mr. Mullin serves on the boards of directors of Avery Dennison Corporation, Mrs. Fields' Original Cookies, Inc. and Mellon Financial Group--West Coast, as well as several private companies and foundations.

    DOUGLAS R. WOLTER, age 33, has been a director of the Company since October 1996. He currently is a principal at Forrest Binkley & Brown Venture Advisor Co. ("Advisor Co."), an affiliate of FBB. Previously, Mr. Wolter had been a senior analyst at Advisor Co. since August 1994.

RECOMMENDATION

    The Board recommends a vote "For" all of management's nominees.

VOTE REQUIRED

    The nominees receiving a plurality of the affirmative votes of the shares entitled to be voted shall be elected as directors.

OTHER EXECUTIVE OFFICERS

    The information required by this Item is incorporated by reference from Part I of the Company's Annual Report on Form 10-K (filed with the Securities and Exchange Commission on September 28, 1999), under the caption "Executive Officers of the Registrant".

COMMITTEES

    The Board has established an Audit Committee and a Compensation Committee.

    COMPENSATION COMMITTEE. The Compensation Committee makes recommendations to the Board with respect to the Company's general and specific compensation policies and administers the Company's 1996 Stock Option Plan and the 1998 Director Stock Option Plan. During the Company's 1999 fiscal year, the Compensation Committee did not meet.

    For the Company's 1999 fiscal year, the Compensation Committee consisted of Messrs. Brown, Mullin and Hedrick.

    AUDIT COMMITTEE. The Audit Committee reviews the results and scope of the annual audit and the services provided by the Company's independent accountants.

    For the Company's 1999 fiscal year, the Audit Committee consisted of Messrs. Binkley and Brown. During the Company's 1999 fiscal year, the Audit Committee met once with Messrs. Binkley and Brown in attendance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the Company's 1999 fiscal year, Messrs. Brown, Mullin and Hedrick served on the Company's Compensation Committee. Mr. Brown is an executive officer and director of Venture Co, the general partner of FBB. The Company has agreed to compensate FBB for management services to be provided to the Company as described in more detail below under the caption "Certain Relationships and Related Transactions."

BOARD MEETINGS AND COMPENSATION

    The Board met four times during the Company's 1999 fiscal year. Each director attended at least 75% of the aggregate of those meetings. During the period from July 1, 1999 to May 15, 2000, the Board met three times.

    Through the Company's 1998 fiscal year, the Company paid those persons who were directors at the beginning of the fiscal year, other than Mr. O'Neill, $12,500 per year, plus full reimbursement for certain out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. For the Company's 1999 fiscal year, each of the Company's outside directors received a director's fee of $12,500, plus reimbursement for certain out-of-pocket expenses.

    In April 1998, options were granted to all of the then-current outside directors to purchase 74,975 shares of Class B Common Stock at an exercise price of $12.08 per share under the 1998 Director Stock Option Plan. In September 1999, options to purchase 14,993 shares of Class B Common Stock that had been granted to John McDonald were cancelled upon Mr. McDonald's resignation from the Board. See "Certain Relationships and Related Transactions."

    Under the 1998 Director Stock Option Plan, each of the Company's non-employee directors is entitled to receive annually options to purchase 10,005 shares of the Company's Class B Common Stock at an exercise price equal to the closing NASDAQ sale price on the date of grant. The annual option grants typically are made on May 1 of each year, beginning in 1999. The annual options for 1999 and 2000 have not yet been granted.

    In October 1996, and as amended in May 1997, FBB, an affiliate of Messrs. Brown, Binkley, Wolter and Forrest, entered into a management agreement with the Company, which calls for the annual payment of $125,000 for management services rendered to the Company. See "Certain Relationships and Related Transactions."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of May 15, 2000 respecting the beneficial ownership of the Class A Common Stock and the Class B Common Stock, the Company's only classes of voting securities by (i) all persons known by the Company to own more than five percent of either the Class A Common Stock or the Class B Common Stock, (ii) each director, director-nominee, and the "Named Executive Officers" and (iii) all directors and executive officers as a group.

    Except as may be noted in the footnotes to the table, the Company believes that the persons named therein have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                                SHARES BENEFICIALLY OWNED
                                                              --------------------------------------------------------------
                                                               NUMBER                   NUMBER                   PERCENTAGE
                                                                 OF       PERCENT OF      OF       PERCENT OF    OF SHARES
                                                               CLASS A     CLASS A      CLASS B     CLASS B     BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNERS                          SHARES       SHARES      SHARES       SHARES       OWNED(1)
-------------------------------------                         ---------   ----------   ---------   ----------   ------------

SBIC Partners, L.P.  .......................................  3,000,000      66.1%        --         --             31.6%
  201 Main Street, Suite 2302
  Fort Worth, TX 76102
Jeffrey B. O'Neill  ........................................  1,101,955(2)    24.3%      673,729(3)    13.1%        18.7%
  607 Airpark Road
  Napa, CA 94558
Scott J. Seligman Revocable Living Trust  ..................     --         --           733,500      14.2%          7.7%
  One Towne Square, Suite 1913
  Southfield, MI 48076
John Hancock Financial Services, Inc.  .....................     --         --           658,595      12.8%          6.9%
  P.O. Box 111
  Boston, MA 02117
FMR Corp.  .................................................     --         --           443,600       8.6%          4.7%
  82 Devonshire Street
  Boston, MA 02109
R. Michael Holloway, Trustee  ..............................     --         --           426,900       8.3%          4.5%
  201 Main Street, Suite 3300
  Fort Worth, TX 76102
State Street Research & Management Company  ................     --         --           389,200       7.6%          4.1%
  One Financial Center, 30th Floor
  Boston, MA 02111
Wellington Management Company, LLP  ........................     --         --           364,500       7.1%          3.8%
  75 State Street
  Boston, MA 02109
Exeter (4) .................................................    435,757       9.6%        --         --              4.6%
  10 East 53rd Street
  New York, NY 10022
Jeffrey J. Brown (5) (6) ...................................     --         --             7,499      *            *
Nicholas B. Binkley (5) (6) ................................     --         --             7,499      *            *
Douglas R. Wolter (5) (6) ..................................     --         --             7,499      *            *
Keith R. Fox (4) (6) .......................................     --         --             7,499      *            *
W. Scott Hedrick (7) .......................................     --         --            41,993      *            *
Peter W. Mullin (8) ........................................     --         --            59,965       1.2%        *
Greg J. Forrest (5) ........................................     --         --            --         --            *
Brian R. Thompson (9) ......................................     --         --           144,999       2.8%          1.5%
Jeffrey L. Dye (10) ........................................     --         --            13,050      *            *
Michael B. Drobnick (10) ...................................     --         --            13,050      *            *
All Directors and Named Executive Officers as a group
  (11 persons) (11) ........................................  4,537,752       100%       976,782      18.9%         58.1%

------------------------------

 * Represents beneficial ownership of less than 1% of the outstanding voting power of all shares of Common Stock.

(1) Percent ownership is based on 9,498,261 shares of Common Stock outstanding, and does not take into account the relative voting power of shares of Class A Common Stock (ten votes per share) and Class B Common Stock (one vote per share).

(2) Includes 906,771 shares of Class A Common Stock owned by Mr. O'Neill and 195,224 shares of Class A Common Stock issuable upon exercise of stock options exercisable within sixty days of May 15, 2000.

(3) Includes 24,381 shares of Class B Common Stock owned by Mr. O'Neill and 649,348 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within sixty days of May 15, 2000.

(4) Keith R. Fox, a director of the Company, is an executive officer of Exeter Equity Advisors, Inc., which is the general partner of Exeter Equity Advisors, L.P., the general partner of EE Partners. Mr. Fox is also an executive officer of Exeter Venture Advisors, Inc., which is the general partner of EV Lenders, and an executive officer of Exeter Venture Management Corporation, which is an affiliate of EV Partners and EV Lenders. Mr. Fox may be deemed to be a beneficial owner of 435,757 shares held by EE Partners and EV Lenders to the extent of his ratable economic interest in EE Partners and EV Lenders.

(5) Greg J. Forrest and Nicholas B. Binkley, each a director of the Company, are each executive officers, directors and shareholders of Venture Co.
    Messrs. Forrest, Binkley and Brown collectively hold all of the outstanding limited partnership interests in FBB. Mr. Wolter is a principal of Advisor Co., an affiliate of each of SBIC Partners, FBB and Venture Co. Each of Messrs. Forrest, Binkley, Brown and Wolter may be deemed to be beneficial owners of 3,000,000 shares held by SBIC Partners to the extent of their ratable economic interests in SBIC Partners.

(6) Includes 7,499 shares of Class B Common Stock issuable upon exercise of stock options exercisable within sixty days of May 15, 2000.

(7) Includes 27,000 shares of Class B Common Stock held by Mr. Hedrick and 14,993 shares of Class B Common Stock issuable upon exercise of stock options exercisable within sixty days of May 15, 2000.

(8) Includes 44,972 shares of Class B Common Stock held by Mr. Mullin and 14,993 shares of Class B Common Stock issuable upon exercise of stock options exercisable within sixty days of May 15, 2000.

(9) Includes 29,617 shares of Class B Common Stock held by Mr. Thompson and 115,382 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within sixty days of May 15, 2000.

(10) Represents 13,050 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within sixty days of May 15, 2000.

(11) Includes shares held by SBIC Partners and Exeter, and 820,816 shares of Class B Common Stock issuable under stock options exercisable within 60 days of May 15, 2000.

VOTING AGREEMENT

    In April 1998, SBIC Partners (a 5% Stockholder and affiliate of FBB and of Messrs. Forrest, Binkley, Brown, and Wolter) and Exeter Equity Partners L.P. and Exeter Venture Lenders, L.P. (collectively, "Exeter") agreed to grant certain co-sale rights and rights of first refusal to Mr. O'Neill and Mr. O'Neill agreed not to seek to participate in the next registered sale of the Company's Common Stock held by SBIC Partners or Exeter stock. See " Certain Relationships and Related Transactions."

                             EXECUTIVE COMPENSATION

    The following table sets forth for the Company's 1997, 1998 and 1999 fiscal years, a summary of compensation awarded to, earned by, or paid to, the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers who were serving as of June 30, 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                              LONG-TERM
                                                             COMPENSATION
                                  COMPENSATION                AWARDS(1)
                       -----------------------------------   ------------
                                                              SECURITIES
NAME AND PRINCIPAL      FISCAL                                UNDERLYING        ALL OTHER         TOTAL CASH
POSITION                 YEAR      SALARY        BONUS       OPTIONS/SARS   COMPENSATION (7)     COMPENSATION
--------               --------   --------   -------------   ------------   -----------------   --------------
Jeffrey B.               1999     $350,012   $   30,000          --             $ 37,015         $   417,027
 O'Neill ............    1998      323,551    9,466,888(4)      649,347(5)        35,757           9,826,196
 President and Chief     1997      309,331      802,040         670,434           14,947           1,126,318
 Executive
 Officer (2) (3)
Jeffrey L. Dye ......    1999      125,000       90,000          --                4,794             219,794
 Vice President, Case    1998      128,946       73,435          --              --                  202,381
 Goods                   1997       75,000       65,000          17,400          --                  140,000
Michael B. Drobnick .    1999      140,000       75,000          --                2,933             217,933
 Vice President, Bulk    1998      144,805       58,435          --              --                  203,240
 Sales                   1997       75,000       65,000          17,400          --                  140,000
Brian R. Thompson .      1999      190,000       --              --              --                  190,000
 Chief Financial         1998      191,962    1,445,000(4)      145,000(5)       --                1,636,962
 Officer and             1997      165,000       40,000          --              --                  205,000
 Secretary (6)
Phillip L. Hurst ....    1999      108,365       56,000           6,000            2,194             166,599
 Vice President,
 International
 Sales (8)

------------------------

(1) For each of the periods set forth in the table above, no Named Executive Officer received aggregate Other Compensation in excess of the lesser of $50,000 or 10% of the total of such officer's salary and bonus, nor did any such Named Executive Officer receive any restricted stock award, stock appreciation right or payment under any long-term incentive plan.

(2) This table sets forth all compensation awarded to, earned by, or paid to, Mr. O'Neill for services rendered as an officer of the Company and as an officer of Golden State Vintners during the fiscal years ended June 30, 1998 and 1999, which compensation was paid by the Company. Mr. O'Neill's fiscal 1999 bonus represents reimbursement of various expenses previously incurred by Mr. O'Neill on behalf of the Company.

(3) As of January 1, 2000, Mark A. Larson has been the Company's President and Chief Operating Officer. See "Employment Agreements and Executive Officers."

(4) Bonus as earned by Messrs. O'Neill and Thompson in fiscal 1998 were in connection with the Replacement Incentives issued to them on January 1, 1998. In addition, Mr. O'Neill's fiscal 1998 bonus included a one-time payment of $2.5 million as prepayment of estimated bonuses Mr. O'Neill would have been entitled to for fiscal years 1998, 1999 and 2000 under his previous Management Agreement. Approximately 50% of the after tax proceeds from such bonus amounts were invested by Messrs. O'Neill and Thompson in the Company's Common Stock. See "Certain Relationships and Related Transactions."

(5) The options granted to Messrs. O'Neill and Thompson in fiscal 1998 were made in connection with the Replacement Incentives issued to them on January 1, 1998.

(6) Per Agreement with the Company, Mr. Thompson is entitled to a minimum annual bonus of 40% of base salary. These are unpaid for fiscal 1998 and 1999.

(7) Consists of disability insurance premiums and/or car expenses paid by the Company and the proportionate value of Mr. O'Neill's life insurance policy the Company has agreed to assign to Mr. O'Neill's family trust.

(8) Mr. Hurst commenced employment with the Company in July 1998, at the beginning of the Company's 1999 fiscal year and terminated employment in November 1999.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information regarding options granted during the Company's 1999 fiscal year to the Named Executive Officers. No stock appreciation rights were granted to such persons during the Company's fiscal 1999.

                                             INDIVIDUAL GRANTS
                             -------------------------------------------------    POTENTIAL REALIZABLE
                                           % OF TOTAL                               VALUE AT ASSUMED
                              NUMBER OF     OPTIONS                               ANNUAL RATES OF STOCK
                             SECURITIES    GRANTED TO   EXERCISE                 PRICE APPRECIATION FOR
                             UNDERLYING    EMPLOYEES     OF BASE                     OPTION TERM (2)
                               OPTIONS     IN FISCAL      PRICE     EXPIRATION   -----------------------
NAME                         GRANTED (#)      YEAR      ($/SH)(1)      DATE          5%          10%
----                         -----------   ----------   ---------   ----------   ----------   ----------
Philip L. Hurst............     6,000          100%       17.00       7/13/08     $64,147      $162,562


------------------------------

(1) The exercise price per share of these options was equal to or greater than the fair market value of the Common Stock on the date of grant.

(2) The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
  OPTION/SAR VALUES

    The following table sets forth information regarding each exercise of stock options during the Company's 1999 fiscal year, and the number and value of unexercised stock options held by each Named Executive Officer as of the same date. The closing price of the Common Stock on June 30, 1999 was $6.12 per share based on the NASDAQ closing price.

                                                                         NUMBER OF
                                                                         SECURITIES
                                                                         UNDERLYING       VALUE OF UNEXERCISED
                                                                        UNEXERCISED           IN-THE-MONEY
                                                                        OPTIONS/SARS          OPTIONS/SARS
                                                                     AT FISCAL YEAR-END     AT FISCAL YEAR-
                                                           VALUE            (#)                  END($)
                                       SHARES ACQUIRED   REALIZED       EXERCISABLE/          EXERCISABLE/
NAME                                   ON EXERCISE(#)       ($)        UNEXERCISABLE         UNEXERCISABLE
----                                   ---------------   ---------   ------------------   --------------------
Jeffrey B. O'Neill...................       --              --        676,965/335,215        69,181/449,494
Jeffrey L. Dye.......................       --              --            8,700/8,700         11,649/11,649
Michael B. Drobnick..................       --              --            8,700/8,700         11,649/11,649
Brian R. Thompson....................       --              --             115,382/--                 --/--
Philip L. Hurst......................       --              --               --/6,000                 --/--

KEY MAN LIFE INSURANCE

    The Company, through Golden State Vintners, currently maintains a life insurance policy in the amount of $10 million on the life of Mr. O'Neill. The Company has agreed to assign a $2 million portion of this policy to Mr. O'Neill's family trust.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

    From April 27, 1995 until December 31, 1997, Mr. O'Neill served as President and Chief Executive Officer of Golden State Vintners pursuant to an employment agreement dated as of April 27, 1995 (the "Old Agreement"), which provided him with an annual salary of not less than $300,000, subject to annual increases, and an annual bonus based on a sliding scale of EBITDA (as defined in the Old Agreement). Effective as of January 1, 1998, the Company and Mr. O'Neill entered into a new employment agreement (the "New Employment Agreement"), which provides for Mr. O'Neill to serve as President and Chief Executive Officer of the Company on the terms and subject to the conditions set forth therein. Under the New Employment Agreement, Mr. O'Neill will receive annual compensation of $350,000, a bonus to be paid in the discretion of the Board and the reimbursement of certain expenses. The New Employment Agreement also provides for the payment of severance to Mr. O'Neill equal to two years of his base compensation and for the acceleration of any options then held by Mr. O'Neill if his employment is terminated for certain reasons, including any termination of his employment within six months of a "Change in Control". The New Employment Agreement defines a Change in Control to include the sale by the Company of all or substantially all of its assets or the sale of all or substantially all of the Company's capital stock or the consummation of any transaction or series of related transactions, including any merger, reorganization or recapitalization, in which any person or group acquires beneficial ownership of more than 50% of the outstanding capital stock of the Company. The term of the New Employment Agreement expires June 30, 2001. Upon the hiring of Mark A. Larson (see below), Mr. O'Neill serves as the Company's Chief Executive Officer.

    On December 15, 1999, the Company entered into an employment agreement with Mark A. Larson to serve as President and Chief Operating Officer of the Company (the "Larson Agreement"). The initial term of the Larson Agreement is from January 1, 2000 to December 31, 2000, and will be automatically extended for additional one-year terms unless earlier terminated or superseded. Under the Larson Agreement, Mr. Larson will receive an annual base salary of $320,000, an annual incentive bonus, a one-time stock option grant and reimbursement of certain expenses. Mr. Larson's annual incentive bonus will be determined by the Board and will not exceed sixty percent of his annual base salary, except
Mr. Larson is entitled to minimum annual incentive bonus payments of $90,000 on each of June 30, 2000 and December 31, 2000, provided he remains employed by the Company on those dates. The one-time stock option grant entitles Mr. Larson to receive options to purchase 2.5% of the issued and outstanding Class A and Class B Common Stock as of December 31, 1999, excluding all shares reserved for option grants. As of December 31, 1999, a total of 9,498,261 shares of Class A and Class B Common Stock were issued and outstanding, excluding shares reserved for option grants. The options granted to Mr. Larson will be granted under the Company's 1996 Stock Option Plan and, therefore, will be options to purchase 237,457 shares of the Company's Class B Common Stock at an exercise price equal to the closing sales price of the Company's Class B Common Stock on December 15, 1999, the date of the Larson Agreement, or $3.469 per share. Currently, there are insufficient shares of the Company's Class B Common Stock reserved under the 1996 Stock Option Plan to permit issuance of the options as contemplated in the Larson Agreement. The Company is soliciting stockholder approval by this Proxy Statement for approval of its stockholders to amend the 1996 Stock Option Plan to increase the number of shares of Class B Common Stock reserved thereunder. See Proxy Item No. 3--"Approval of Amendment to the Company's 1996 Stock Option Plan." The Larson Agreement also provides for the payment of severance to Mr. Larson equal to his then base salary plus his annual incentive bonus, pro-rated to the date of termination, and for acceleration of options if his employment is terminated for certain reasons, including termination following a "Change in Control." The Larson Agreement defines a Change in Control to include the merger of the Company with a non-affiliate where the Company is not the surviving corporation and a sale or transfer of all or substantially all the assets of the Company to a non-affiliate of the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 145 of the Delaware General Corporation Law ("Delaware Law"), the Company can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Amended and Restated Certificate of Incorporation (the "Certificate") provides that the Company will indemnify its directors, officers, employees and other agents to the fullest extent permitted by law.

    In addition, the Company's Certificate provides that the Company's directors shall not be liable for monetary damages for breach of such directors' fiduciary duty of care to the Company and its stockholders except for liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. This provision in the Certificate does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. The provision also does not affect a director's responsibilities under any other law, such as the federal or state securities or environmental laws.

    There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent. See Proxy Item No. 4 for a description of certain indemnification agreements between the Company and its directors.

STOCK OPTION PLANS

    1996 STOCK OPTION PLAN. The Company's 1996 Stock Option Plan became effective in December 1996 upon adoption by the Board and approval of the stockholders. The 1996 Stock Option Plan provides for the grant of options in the form of incentive stock options and nonstatutory stock options to officers, key employees and consultants of the Company or its subsidiaries and members of the Board. A total of 531,093 shares of Class B Common Stock and 362,832 shares of Class A Common Stock have been reserved for issuance under the 1996 Stock Option Plan

    The 1996 Stock Option Plan is administered by a committee appointed by the Board (the "Committee"). The Board may amend the 1996 Stock Option Plan and, with the consent of each participant adversely affected, the Committee may make such changes in the terms and conditions of granted options as it shall deem advisable.

    The purchase price per share of the shares of Common Stock underlying each option granted under the 1996 Stock Option Plan is established by the Committee but shall not be less than 100% of the fair market value of the Common Stock on the date of grant, provided that if the optionee is a 10% stockholder of the Company (as defined in Section 422(b)(6) of the Internal Revenue Code of 1986, as amended) at the time such optionee is granted an incentive stock option, the purchase price per share of the shares of Common Stock shall be not less than 110% of said fair market value.

    The 1996 Stock Option Plan provides that, in the event of the dissolution, liquidation or sale of the Company, any merger or reorganization of the Company, or acquisition by any person or group of beneficial ownership of more than 50% of the Company's then outstanding shares of capital stock, the 1996 Stock Option Plan and each outstanding option granted thereunder shall terminate. Upon the happening of such event, each participant under the 1996 Stock Option Plan who is not tendered a substitute option by the entity surviving such event or who does not accept any such substituted option, shall have the right to exercise, in whole or in part, any vested and exercisable options which have not then expired.

    As of June 30, 1999, options to purchase a total of 362,832 shares of Class A Common Stock and 531,093 shares of Class B Common Stock were outstanding under the 1996 Stock Option Plan. Such options have per share exercise prices ranging from $3.62 to $17.00, or a weighted average per share exercise price of $5.16. Expiration dates range from December, 2006 to July, 2008.

    1998 DIRECTOR STOCK OPTION PLAN. The Company's 1998 Director Stock Option Plan (the "Director Plan") became effective in April 1998 upon adoption by the Board and approval by the stockholders. The Director Plan provides for the grant of nonstatutory stock options to the non-employee members of the Board. A total of 348,000 shares of Class B Common Stock have been reserved for issuance under the Director Plan.

    The purchase price per share of the shares of Common Stock underlying each option granted under the Director Plan shall be the closing sale price of such shares on the date of grant if the Common Stock is listed on any established stock exchange or national market system or the price established by the committee administering the Director Plan, which shall not be less than 100% of the fair market value of the Common Stock on the date of grant.

    The Director Plan provides that, in the event of the dissolution or liquidation of the Company, the merger or sale of all or substantially all assets of the Company requiring shareholder approval, or acquisition by any person or group of beneficial ownership of the securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding shares, any options outstanding under the Director Plan that are not yet exercisable and vested shall become fully exercisable and vested.

    As of June 30, 1999, options to purchase a total of 74,975 shares of Class B Common Stock have been granted under the Director Plan. Such options have per share exercise prices of $12.08. None of such options have been exercised. Expiration dates range from April, 2008 to May, 2008. In September 1999, options to purchase 14,993 shares of Class B Common Stock that had been granted to John McDonald were cancelled upon Mr. McDonald's resignation from the Board.

    Under the Director Plan, each of the Company's non-employee directors is entitled to receive annually options to purchase 10,005 shares of the Company's Class B Common Stock. The annual options for 1999 and 2000 have not yet been granted. See "Board Meetings and Compensation."

                 COMPENSATION COMMITTEE REPORT ON COMPENSATION
                             OF EXECUTIVE OFFICERS

    The Compensation Committee did not meet during the Company's 1999 fiscal year. Executive compensation for the Company's 1999 fiscal year was paid pursuant to employment agreements previously approved by the Board and pursuant to the Company's existing policies. The general policies of the Compensation Committee are set forth below.

    GENERAL. The Compensation Committee of the Board (the "Committee") administers the Company's executive compensation program. The Committee is composed entirely of directors who are not employees of the Company or a parent or subsidiary of the Company.

    The objective of the Company's executive compensation program is to develop and maintain executive reward programs which (i) contribute to the enhancement of stockholder value, (ii) are competitive with the pay practices of other industry-leading companies and (iii) attract, motivate and retain key executives who are critical to the long-term success of the Company. As discussed below, the Company's executive compensation program consists of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives and stock option grants under the Company's 1996 Stock Option Plan. These elements are designed to operate on an integrated basis and together comprise total compensation value.

    BASE SALARY. Base salary levels for the Company's executives are established to compensate executives for their level of responsibility and management skills.

    ANNUAL CASH INCENTIVES. The annual cash incentive, typically paid as a bonus, is designed to provide a short-term (one-year) incentive. The Company does not adhere to any firmly established formulas for the award of annual cash incentives. Rather, incentive awards are based on the achievement of corporate and individual performance for the year, including subjective factors. The Summary Compensation Table shows annual cash incentives paid to the Named Executive Officers, including the Chief Executive Officer during the Company's 1999, 1998 and 1997 fiscal years.

    STOCK OPTIONS. Stock options are designed to provide long-term incentives and rewards tied to the price of the Common Stock. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The Committee believes that stock options, which provide value to participants only when the Company's stockholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The number of options or shares of stock currently held by an executive is not a factor in determining individual grants, and the Committee has not established any target level of ownership of the Common Stock by its executives. However, retention of shares by executives is encouraged.

    The Company does not adhere to any firmly established formulas for the issuance of options. The Summary Compensation Table shows the options granted to the Named Executive Officers during the Company's 1999, 1998 and 1997 fiscal years.

    In accordance with the provisions of the 1996 Stock Option Plan, the exercise price of all options granted is equal to the market value of the underlying Common Stock on the date of grant. Accordingly, the value of these grants to the officers is dependent solely upon the future growth and share value of the Common Stock.

PERFORMANCE GRAPH
    The line graph below compares the cumulative total return to holders of the Class B Common Stock in the period from July 21, 1998(1) to June 30, 1999, with the cumulative total return in the same period on (i) the NASDAQ Stock Market Index (U.S.) and (ii) a peer group index comprised of eight companies whose returns have been weighted based on market capitalization as of the beginning of each period for which a return is indicated: Beringer Wine Estates Holdings Inc., Brown-Forman Corporation, The Robert Mondavi Corp., Canandaigua Brands, Inc., The Chalone Wine Group, Ltd., Ravenswood Winery, Inc., Scheid Vineyards and Willamette Valley Vineyards. The graph assumes an investment of $100.00 on July 21, 1998 in the Company and in two comparison indices. "Total return," for purposes of the graph, assumes reinvestment of all dividends.
    The information contained in the performance graph shall not be deemed to be "soliciting materials" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any of the Company's existing shelf registrations or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.
The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                       AMONG GOLDEN STATE VINTNERS INC.,
                      THE NASDAQ STOCK MARKET INDEX (U.S.)
                                AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           GOLDEN STATE VINTNERS, INC  PEER GROUP  NASDAQ STOCK MARKET (U.S.)
7/22/1998                      100.00      100.00                      100.00
6/30/1999                       36.03      103.22                      138.31

*$100 INVESTED ON 7/22/98 IN STOCK OR INDEX--
 INCLUDING REINVESTEMENT OF DIVIDENDS.
 FISCAL YEAR ENDING JUNE 30.
----------------------------------
1. The start date, July 22, 1998, is the date on which trading in the Company's Class B Common Stock commenced on the NASDAQ.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In October 1996, and as amended in May 1997, the Company agreed to pay an annual fee of $125,000 to FBB, an affiliate of SBIC Partners, a 5% Stockholder, and of Messrs. Forrest, Brown, Binkley and Wolter, as compensation for management services to be provided with respect to the Company's operations. In exchange for the annual fee, FBB advises the Company regarding its indebtedness and plans for expansion, and provides assistance to the Company in its fund raising activities and presentations to financial analysts.

    In April 1998, SBIC Partners (a 5% Stockholder and affiliate of FBB and of Messrs. Forrest, Binkley, Brown and Wolter) and Exeter Equity Partners L.P. and Exeter Venture Lenders, L.P. (collectively, "Exeter") agreed to grant certain co-sale rights and rights of first refusal to Mr. O'Neill and Mr. O'Neill agreed not to seek to participate in the next registered sale of Class B Common Stock by SBIC Partners and Exeter, if any. Exeter is a 5% Stockholder and an affiliate of Mr. Fox.

    In April 1998, in connection with its participation in the Company's initial public offering, John Hancock agreed to waive all prepayment penalties due with respect to the Company's repurchase of the shares of Senior Preferred Stock held by John Hancock.

    Mr. O'Neill, in connection with the Company's purchase of all the outstanding stock of Golden State Vintners, a California corporation (the predecessor of the Company), and Mr. Thompson, upon employment with the Company, were granted stock appreciation rights. Effective as of January 1, 1998, the Company and Messrs. O'Neill and Thompson agreed to terminate such stock apprecation rights in exchange for certain compensation and the grant of non-qualified stock options, referred to as "Replacement Incentives." Pursuant to such agreement, Messrs. O'Neill and Thompson were entitled to receive
$6.97 million and $1.38 million, respectively. In connection with the issuance of the Replacement Incentives, Messrs. O'Neill and Thompson each received cash payments and promissory notes. As part of the Replacement Incentives, Messrs. O'Neill and Thompson also received options to purchase 649,348 and 145,000 shares of Class B Common Stock, respectively. Upon receipt of the cash payments of $6.97 million and $1.38 million, respectively by Messrs. O'Neill and Thompson, approximately fifty percent of the after-tax cash received by each was used to exercise options and to purchase Company common stock. The required promissory notes' principal amounts were paid by the Company, however, interest under the promissory notes of approximately $370,000 payable by the Company to Messrs. O'Neill and Thompson accrued to the date of the payment of the principal amounts and has not yet been paid. Interest continues to accrue at a 7.5% interest rate. As of March 31, 2000, interest payable under the promissory notes to Messrs. O'Neill and Thompson is approximately $364,000 and $52,000, respectively.

    The Company's directors, other than Mr. O'Neill, have been granted nonqualified stock options under the Director Plan. See "Management--Stock Option Plans--Director Plan".

    The Company has entered into indemnification agreements with certain directors. See Proxy Item No. 4--"Existing Indemnity Agreements." The agreements require the Company to indemnify such individuals for certain liabilities to which they may be subject as a result of their affiliation with the Company, to the fullest extent permitted by Delaware law.

    The Company believes that the foregoing transactions were in its best interests and on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act ("Section 16") requires the Company's executive officers, directors and beneficial owners of more than 10% of the Company's common stock (collectively, "Insiders") to file reports of ownership and changes in ownership of Common Stock of the Company with the Securities and Exchange Commission and to furnish the Company with copies of all Section 16 forms they file. The

Company became subject to Section 16 in conjunction with the registration of its common stock under the Exchange Act effective July 21, 1998.

    In November 1999, Mr. Mullin purchased 14,000 shares of Class B Common Stock at an average price of $3.63 per share. Mr. Mullin's Form 4 disclosure was not filed until December 29, 1999, after the required filing date.

                  RATIFICATION OF APPOINTMENT OF THE COMPANY'S
                              INDEPENDENT AUDITORS
                               (PROXY ITEM NO. 2)

    The Board has reappointed Deloitte & Touche LLP as the Company's independent auditors for the fiscal years ending June 30, 1999 and June 30, 2000 subject to ratification by the Company's stockholders at the Meeting. Deloitte & Touche LLP has been the Company's independent auditors since 1994.

RECOMMENDATION

    The Board recommends a vote "For" ratification and appointment of Deloitte & Touche LLP as the Company's independent auditors.

VOTE REQUIRED

    A majority of affirmative votes of the shares entitled to be voted, in person or by proxy, and voting on this matter is required for approval.

                             APPROVAL OF AMENDMENT
                    TO THE COMPANY'S 1996 STOCK OPTION PLAN
                               (PROXY ITEM NO. 3)

    A total of 362,832 and 531,093 shares of Class A and Class B Common Stock, respectively, have been reserved for issuance under the Company's 1996 Stock Option Plan. The Board believes that the availability of stock incentives is an important factor in the Company's ability to attract and retain experienced and competent employees and to provide an incentive to them to exert their best efforts on behalf of the Company. Additional shares are needed under the 1996 Stock Option Plan to provide appropriate incentives and to provide for the grant of options under the Larson Agreement. See "Employment Agreements with Executive Officers." Accordingly, by unanimous written consent dated as of May 31, 2000, the Board approved an amendment to the 1996 Stock Option Plan, subject to stockholder approval, to reserve an additional 500,000 shares of Class B Common Stock under the 1996 Stock Option Plan, thereby increasing the total number of shares reserved for issuance under the 1996 Stock Option Plan from 893,925 to 1,393,925 shares.

    The Company has utilized stock option grants broadly to recognize key performers at every level throughout the organization. Grants have also been used to provide a link between employees and the performance of the Company. The Board believes it is critical in developing the organization to provide an opportunity for employees to be equity holders and to understand the part their contributions can have in the success of the organization.

    A summary of the basic terms and provisions of the 1996 Stock Option Plan is provided in Proxy Item No. 1.

    PROPOSED AMENDMENT. If the proposal is adopted, Section 5 of the 1996 Stock Option Plan will be amended to read as follows:

           "Section 5. SHARES SUBJECT TO PLAN. The aggregate amount of shares of Class A and Class B Common Stock for which Options may be granted pursuant to the Plan shall be

       1,393,925. The number of shares of Class A and Class B Common Stock which may be purchased by a Participant upon exercise of each Option shall be determined by the Committee and set forth in each Option Agreement. Upon the expiration or termination, in whole or in part, for any reason of an outstanding Option or any portion thereof which shall not have vested or shall not have been exercised in full or in the event that any shares of Class A or Class B Common Stock acquired pursuant to the Plan are reacquired by the Company, (a) any shares of Class B Common Stock which have not been purchased or (b) the shares of Class B Common Stock reacquired, as the case may be, shall again become available for the granting of additional Options under the Plan. Notwithstanding the preceding sentence, shares subject to a terminated option shall continue to be considered to be outstanding for purposes of determining the maximum number of shares that may be issued to a single Participant. Similarly, the repricing of an Option will be considered the grant of a new Option for this purpose."

RECOMMENDATION

    The Board recommends a vote "For" approval of amendment of the 1996 Stock Option Plan.

VOTE REQUIRED

    A majority of affirmative votes of the shares entitled to be voted, in person or by proxy, and voting on this matter is required for approval.

          APPROVAL OF THE INDEMNIFICATION AGREEMENT (EXHIBIT B HERETO)
                 BY AND AMONG THE COMPANY AND ITS DIRECTORS AND
                     CERTAIN OFFICERS, EMPLOYEES AND AGENTS
                               (PROXY ITEM NO. 4)

DELAWARE LAW

    The Company is subject to the Delaware General Corporation Law (the "Law"), which provides a detailed statutory framework covering indemnification of any director, officer, employee or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her service on behalf of the Company. The Law provides that indemnification against expenses actually and reasonably incurred in connection with any such proceeding shall be made to any such person who has been successful "on the merits" in the defense of any such proceeding but does not require indemnification in any other circumstance. Additionally, the Law provides that a corporation may indemnify any agent of the corporation, including directors and officers, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding by reason of the person's services on behalf of the corporation, provided the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. The Law further provides that in derivative suits (i.e., actions brought in the right of the corporation) the corporation may indemnify persons against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and its stockholders. Indemnification is not available in derivative actions with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

    The Law permits a corporation to advance expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon receipt of an undertaking from or on behalf of the person to repay that amount if it is later determined that such person is not entitled to be indemnified. The Law further provides that the indemnification provided therein is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise. The Law further authorizes a corporation to procure insurance on behalf of its agents, even if a corporation would not otherwise have the power under applicable law to indemnify the agent for such liabilities.

    The Company's Certificate implements the applicable statutory framework and provides for indemnification of agents to the fullest extent under the Law.

RELEVANT PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION

    The Company's Certificate expands the scope of its indemnification of directors for monetary damages to the fullest extent permitted by Delaware law, and authorizes it to indemnify such agents for breach of duty to the Company or its stockholders in excess of the indemnification permitted by the Law through provisions in its Bylaws, agreements, insurance, or otherwise. Attached hereto as EXHIBIT A is a copy of Articles VI and VII of the Company's Certificate, which implement the Company's indemnification provisions and authorizes expanded indemnification. In order to provide full protection, the Board has determined that it is advisable to implement indemnification agreements substantially in the form attached hereto as EXHIBIT B with the Company's directors, officers and certain other agents, and intends to authorize and direct the Company to enter into such agreements upon approval of the stockholders. The Board believes indemnification agreements will serve the best interests of this Company and its stockholders by strengthening the Company's ability to attract and retain the services of knowledgeable and experienced persons to serve it as directors, officers and in other agency capacities.

EXISTING INDEMNITY AGREEMENTS

    The Company has existing indemnity agreements with certain of its directors -namely, Messrs. Brown, Binkley, Forrest, Mullin and Wolter. The Company anticipates that upon stockholder approval of this Proxy Item No. 4, the existing indemnity agreements will be terminated and replaced by the form of Indemnification Agreement attached to this Proxy Statement as EXHIBIT B.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

    The Company presently maintains a policy of directors' and officers' liability insurance. There is no assurance that such coverage will continue to be available with such breadth of coverage as the Company deems advisable and at reasonable expense. Accordingly, the Board believes that it serves the Company's interest to supplement any coverage the Company may maintain in the future by agreement.

SUMMARY OF THE INDEMNIFICATION AGREEMENT

    The proposed Indemnification Agreement (the "Agreement") attempts to provide to the Company's current and future directors, and such current and future officers and other agents of the Company as the Board may designate, the maximum indemnification allowed under applicable law and under the Company's Certificate. The Agreement provides indemnification which expands the scope of indemnification provided by Section 145 of the Law. It has not yet been determined, however, to what extent the indemnification expressly permitted by the Law may be expanded, and therefore the validity and scope of any indemnification provided by the Agreement, to the extent it exceeds the indemnification expressly authorized by the Law, is subject to future judicial interpretation.

    Any award of indemnification to an agent would come directly from the assets of the Company, thereby affecting a stockholder's investment. It should be noted that if the Agreement is approved by the stockholders, it will by its terms apply to conduct of the Company's agents occurring prior to the effective date of individual indemnification agreements with such agents.

    The Agreement sets forth a number of procedural and substantive matters which are not addressed or are addressed in less detail in the Law, including the following:

    1. The Agreement establishes a presumption that the indemnified party has met the applicable standard of conduct required for indemnification. The Law requires a finding in each specific case by the disinterested members of the Board, independent legal counsel, the stockholders or a court of competent jurisdiction, that the applicable standard of conduct has been met.

    2. The Agreement provides that litigation expenses shall be advanced to an indemnified person at the person's request provided that the person undertakes to repay the amount advanced if it is ultimately determined that the person is not entitled to indemnification. The Law provides that such expenses may be advanced after receipt of such an undertaking upon authorization by the Board.

    3. The Agreement provides that in a derivative suit the agent will be entitled to indemnification against amounts paid in settlement, to the fullest extent permitted by law, where the agent meets the applicable standard of conduct. As noted above, indemnification of any such amount would be paid out of the Company's funds. The Law does not provide for such indemnification without court approval. The enforceability of the provisions in the Agreement providing for settlement payments in derivative suits has not been judicially interpreted by the courts and may be subject to public policy limitations. The Board has not sought a legal opinion as to the enforceability of these provisions because of the lack of judicial interpretation of the Law to date.

    4. In the event the Company does not pay a requested indemnification amount, the Agreement allows the agent to contest this determination by petitioning a court to make an independent determination of whether the agent is entitled to indemnification under the Agreement. In the event of such a contest, the burden of proving that the agent did not meet the applicable standard of conduct will be on the Company. If the Company fails to establish that the applicable standard of conduct has not been met, the agent will be entitled to indemnification, which will include reimbursement for expenses incurred by the agent in such contest in establishing the right to indemnification. The Law does not set forth any procedure for contesting a corporation's determination of an agent's right to indemnification or establish which party bears the burden of proof with respect to a challenge to such a determination.

    5. The Agreement provides for partial indemnification of costs and expenses in the event that an agent is not entitled to full indemnification under the terms of the Agreement. The Law does not specifically provide for partial indemnification. It does, however, provide that to the extent that an agent has been successful on the merits, the agent shall be entitled to indemnification.

    6. The Agreement automatically incorporates future changes in the laws which increase the protection available to an agent. Future changes will apply to the Company without further stockholder approval and may further impair stockholders' rights or subject the Company's assets to risk of loss in the event of large indemnification claims. Each Agreement shall constitute a binding, legal obligation of the Company, and may not be amended without the consent of the individual who is protected by such Agreement.

    If approved, the Proposed Agreement in the form attached to the Proxy Statement as EXHIBIT B, will be entered into by the Company, its directors and certain of its officers, employees and other agents. Certain non-material changes may be required on the final forms of agreement.

    The proposed Agreement, if approved, together with the limitation on the directors' liability and the indemnification provided by the Company's Certificate, would reduce significantly the number of instances in which directors might be held liable to the Company for monetary damages for breach of their duties to the Company. FOR THIS REASON, IT SHOULD BE NOTED THAT THE CURRENT DIRECTORS OF THE COMPANY HAVE A DIRECT PERSONAL INTEREST IN THE APPROVAL OF THIS PROXY ITEM NO. 4.

         THE FOREGOING DISCUSSION OF THE AGREEMENT IS QUALIFIED IN ITS
         ENTIRETY BY REFERENCE TO THE FORM OF INDEMNIFICATION AGREEMENT
          ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT B, WHICH YOU ARE
                          URGED TO READ AND CONSIDER.

CERTAIN PROCEEDINGS

    The Company is not aware of any material pending or threatened legal proceedings against any of its directors or officers which may result in a claim for indemnification.

INDEMNIFICATION FOR LIABILITIES UNDER THE SECURITIES ACT OF 1933

    The Securities and Exchange Commission has expressed its opinion that indemnification of directors, officers or controlling persons of a corporation against liabilities arising under the Securities Act of 1933, as amended (the "Act"), is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer of control person of the Company in the successful defense of any such action, suit or proceeding) is asserted by a director, officer or control person in connection with securities which have been registered under the Act, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

VOTE REQUIRED TO APPROVE THE INDEMNIFICATION AGREEMENT

    Section 144 of the Delaware General Corporation Law provides that no contract between a corporation and one or more of its directors is either void or voidable because such director or directors are parties to such contract if the material facts as to the transaction and as to such directors' interests are disclosed or known to the stockholders, and such contract is approved by the affirmative vote of a majority of the shares voting at the meeting. If the contract has not been so approved, the contract is void or voidable unless the person asserting the validity of the contract sustains the burden of proving that the contract is fair as to the corporation as of the time it was authorized.

    Although the Company believes the form of the Agreement is fair as to the Company, and that stockholder approval may not therefore be required to validate the Agreement, the Company believes it is appropriate to submit the Agreement to the stockholders for their consideration. If the Agreement is approved by the stockholders, it will not be void or voidable, and the Company's stockholders may not later assert a claim that such Agreement is invalid due to improper authorization; however, the stockholders may challenge the validity of the Agreement on other grounds. If this Proxy Item No. 4 is not approved by the stockholders, the Company may reconsider the implementation of such agreements. Whether or not the stockholders approve the Agreement, the Board may in the future approve other forms of indemnification agreements which may or may not be submitted to the stockholders for approval. If such agreements were implemented in the absence of stockholder approval, the invalidity of such agreements could thereafter be asserted by any stockholder. In such an instance, the persons asserting the validity of the agreements bears the burden of proving they were just and reasonable to the Company at the time they were authorized.

RECOMMENDATION

    The Board has approved the Agreement and recommends a vote "For" approval of the Indemnification Agreement.

VOTE REQUIRED

    A majority of affirmative votes of the shares entitled to be voted, in person or by proxy, and voting on this matter is required for approval.

                                 OTHER MATTERS

    The Company does not know of any matter other than those discussed in the foregoing materials contemplated for action at the Meeting. Should any other matter be properly brought before the Meeting, it is the intention of the persons named in the proxies to vote in accordance with the recommendation of the Board to the extent permitted by applicable law. Discretionary authority for them to do so is contained in the proxy.

                              FINANCIAL STATEMENTS

    Stockholders should refer to the Consolidated Financial Statements and Supplemental Data, Management's Discussion and Analysis, and Selected Financial Data set forth in the Company's Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on September 28, 1999, and the Company's filings on Form 10-Q filed with the Securities and Exchange Commission on November 15, 1999, February 14, 2000 and May 15, 2000.

                           SUBMISSION OF STOCKHOLDER
                       PROPOSALS FOR 2000 ANNUAL MEETING

    Any proposal which a stockholder wishes to have presented at the 2000 Annual Meeting and included in the Company's proxy statement for that meeting must be received by the Company, at its principal executive office, 607 Airpark Road, Napa, California 94558, no later than August 15, 2000. Proposals should be addressed to the attention of the Chief Financial Officer of the Company. In order to avoid controversy as to the date on which a proposal was received by the Company, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          Jeffrey J. Brown

                                          Chairman of the Board

Napa, California

                                   EXHIBIT A
                      ARTICLES VI AND VII OF THE COMPANY'S
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                   ARTICLE VI

    A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE VII

    A. Each Person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "PROCEEDING"), by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees and expenses, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Person in connection therewith and such indemnification shall continue as to a Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph (B) hereof, the Corporation shall indemnify any such Person seeking indemnification in connection with a proceeding (or part thereof) initiated by such Person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

    B. If a claim under paragraph A of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    C. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    D. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                                   EXHIBIT B
                          GOLDEN STATE VINTNERS, INC.
                           INDEMNIFICATION AGREEMENT

    This Indemnification Agreement ("AGREEMENT") is made and entered into as of
           , 2000, by and between Golden State Vintners, Inc., a Delaware
corporation ("COMPANY"), and            ("AGENT").

                                    RECITALS

    1. The Company and Agent recognize that the general trend toward increasing corporate litigation in recent years subjects its directors, officers, employees and consultants to potentially expensive litigation which may or may not be covered now or in the future by the Company's directors' and officers' liability insurance policy;

    2. The Board of Directors (the "Board") has considered the scope of protection from litigation risks offered to directors and officers in enterprises considered comparable to the Company, and concluded that the Company's current policies in respect of such risks are not adequate under the circumstances;

    3. The Board is concerned that Agent and other agents of the Company may be unwilling to continue serving the Company in such capacities without additional protection; and

    4. The Board believes it is in the best interests of the Company to preserve its ability to attract and retain the services of highly qualified individuals to serve as directors and officers and otherwise as agents of the Company, and to provide them with the maximum protection permitted by law.

    The Company and Agent hereby agree as follows:

    1.  INDEMNIFICATION.

        (A) PROCEEDINGS OTHER THAN BY RIGHT OF THE COMPANY. The Company shall indemnify Agent if Agent was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding other than a proceeding by or in the right of the Company to procure judgment in its favor by reason of the fact that Agent was or is a director, officer, employee or consultant of the Company or was or is otherwise serving in a similar capacity at the pleasure of the Company, whether civil, criminal, administrative or investigative, against expenses (including attorneys' fees), liabilities, losses, judgments, fines, certain settlements and other amounts actually and reasonably incurred by Agent in connection with such action, suit or proceeding, if Agent acted in good faith and in a manner Agent reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Agent's conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that Agent did not act in good faith and in a manner which Agent reasonably believed to be in the best interests of the Company, or, with respect to any criminal action or proceeding, had reasonable cause to believe that Agent's conduct was unlawful.

        (B) PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify Agent if Agent was or is a party or is threatened to be made a party to any threatened, pending or completed action, by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Agent is or was a director, officer, employee or consultant of the Company or was or is otherwise serving in a similar capacity at the pleasure of the Company, by reason of any action or inaction on the part of Agent while an Agent, against expenses (including attorneys' fees), liabilities, losses, judgments, fines, certain settlements and other amounts actually and reasonably incurred by Agent in connection with the defense or settlement of such action, suit or proceeding, if Agent acted in good faith and in a manner Agent reasonably believed to be in the best interests of the Company and its stockholders, except that no indemnification shall be made under this subparagraph (b) in respect of any of the following:

            (i) any matter as to which Agent shall have been adjudged to be liable to the Company in the performance of Agent's duties to the Company and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine that, in view of all the circumstances of the case, Agent is fairly and reasonably entitled to indemnity for expenses and then only to the extent such court shall determine; or

            (ii) amounts paid, or expenses incurred, in settling or otherwise disposing of a pending action without court approval.

        (C) MANDATORY PAYMENT OF EXPENSES. Notwithstanding any other provision of this Agreement, to the extent Agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1(a) or 1(b) hereof or the defense of any claim, issue or matter therein, Agent shall be indemnified against all expense, liability or loss (including attorneys' fees) actually and reasonably incurred by Agent in connection therewith.

        (D) CONSTRUCTION OF "COMPANY". As used in this Agreement, Company means Golden State Vintners, Inc., and its consolidated subsidiaries, and any constituent enterprise(s) absorbed in a consolidation or merger to which Golden State Vintners, Inc. was or is a party which, if its separate existence had continued, would have had the power and authority to indemnify its agents.

    2.  EXPENSE ADVANCES; INDEMNIFICATION PROCEDURE.

        (A) ADVANCEMENT OF EXPENSES. Except as otherwise set forth herein, the Company shall advance expenses (including attorney's fees), costs and charges incurred by Agent in defending any action covered under Section 1 hereof or incurred in an action brought by Agent to interpret or enforce this Agreement, upon receipt of a written undertaking by or on behalf of Agent to repay such amounts if it shall ultimately be determined that Agent is not entitled to be indemnified therefor by the Company. Expense advances referred to in this
Section 2(a) do not include amounts actually paid in settlement of any action or proceeding. Agent acknowledges and agrees that this Section 2(a) provides for the advancement of expenses only, and that indemnification for amounts paid in settlement of any action or proceeding is governed by Section 1 hereof.

        (B) DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under
Section 1 hereto (unless ordered by a court) shall be made by the Company only if authorized in the specific case upon a determination that indemnification of Agent is proper under the circumstances because Agent has met the applicable standard of conduct set forth above, by any of the following:

            (i) the Board (or by an executive committee thereof) by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding;

            (ii) if such a quorum is not obtainable, or, if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion rendered to the Company;

            (iii) approval of the stockholders by the affirmative vote of a majority of the shares entitled to vote thereon represented at a duly held meeting at which a quorum is present or by the written consent of stockholders as provided in the Company's Bylaws, with the shares owned by Agent not being entitled to vote thereon; or

            (iv) the court in which such proceeding is or was pending upon application made by the Company or Agent or the attorney or other person rendering service in connection with the defense, whether or not such application by Agent, the attorney or the other person is opposed by the Company.

    If independent legal counsel is utilized to make such determination, the Company and Agent hereby agree to abide by the decision of the independent legal counsel. The Company agrees to pay the reasonable fees of the independent legal counsel referred to above and to indemnify fully such counsel against any and all expense, liability or loss (including attorneys' fees) arising out of or relating to this Agreement.

        (C) SELECTION OF COUNSEL. The Company shall be entitled to assume the defense of any proceeding for which it has received notice of a potential claim for indemnification, upon the delivery to Agent of written notice of its election so to do. After delivery of such notice, and the retention of counsel by the Company, the Company will not be liable to Agent under this Agreement for any fees of separate counsel subsequently incurred by Agent with respect to the same proceeding, provided that (i) Agent shall have the right to employ his separate counsel in any such proceeding at Agent's expense; and (ii) if (A) the employment of separate counsel by Agent has been previously authorized by the Company, (B) Agent shall have reasonably concluded that there may be a conflict of interest between the Company and Agent in the conduct of any such defense or
(C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Agent's separate counsel shall be the obligations of the Company.

        (D) NOTICE/COOPERATION BY AGENT. Agent shall, as a condition precedent to its right to be indemnified under this Agreement, or Agent's right to receive expense advances hereunder, give the Company notice in writing as soon as practicable of any claim made against Agent for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Agent). Notice shall be deemed received as provided in Section 11 hereof. In addition, Agent shall give the Company such information and cooperation as it may reasonably require and as shall be within Agent's power. So long as the Company shall not be prejudiced thereby, the failure to notify the Company under this Section 2(c) shall not affect the Company's obligation to indemnify Agent under this Agreement.

        (E) PROCEDURE. Any indemnification provided for in Section 1 hereof, under any statute, or under any provision of the Company's Certificate of Incorporation or Bylaws providing for indemnification, shall be made no later than ninety (90) days after receipt of the written request of Agent, provided that such request is made after final adjudication, dismissal, or settlement unless an appeal shall be filed, in which case the request for indemnification hereunder shall be made after the appeal is resolved (hereinafter referred to as the "Final Disposition"). If such indemnification is not paid in full by the Company within ninety (90) days after Final Disposition and a written request for payment thereof has first been received by the Company, Agent may, but need not bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 2 hereof, Agent shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its Final Disposition) that Agent has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Agent for the amount claimed, but the burden of proving such defense shall be on the Company, and Agent shall be entitled to receive expense advances pursuant to Subsection 2(a) hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Agent's right to indemnification, the question of Agent's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board, any committee or subgroup of the Board, independent legal counsel or the Company's stockholders) to have made a determination that indemnification of Agent is proper in the circumstances because

Agent has met the applicable standard of conduct required by applicable law, nor an actual determination by such persons that Agent has not met such applicable standard of conduct, shall create a presumption that Agent has or has not met the applicable standard of conduct.

        (F) NOTICE TO INSURERS. If, at the time of the receipt of a notice of a claim, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies and, thereafter, use commercially reasonable efforts to cause such insurers to pay, on behalf of Agent, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

    4.  ADDITIONAL INDEMNIFICATION RIGHTS; NON-EXCLUSIVITY.

        (A) APPLICATION. The provisions of this Agreement shall be deemed applicable to all actual or alleged actions or omissions by Agent during any and all periods of time that Agent was, is, or shall be serving as a director, officer, employee, consultant or agent of the Company or in a similar capacity at the pleasure of the Company.

        (B) SCOPE. The Company hereby agrees to indemnify Agent to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by this Agreement, the Company's Certificate of Incorporation, Bylaws, or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, consultant or agent, such changes shall be automatically within the purview of Agent's rights and the Company's obligations under this Agreement, without any action being required to be taken by any person. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify an Agent, such changes, to the extent not otherwise mandated by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

        (C) NON-EXCLUSIVITY. The indemnification provided for in this Agreement shall not be deemed exclusive of any rights to which Agent may be entitled under the Company's Certificate of Incorporation, Bylaws, any agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law, or otherwise, both as to action taken or not taken in Agent's official capacity and as to action taken or not taken in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Agent for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding.

    5. PARTIAL INDEMNIFICATION. If Agent is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Agent for the portion of such expenses, judgment, fines or penalties to which Agent is entitled.

    6. DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. The Company may, but shall not be obligated to, purchase and maintain a policy or policies of insurance on behalf of any person who was or is an agent of the Company, (i) against any liability asserted against such person and incurred by him or her in any capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Agreement, or (ii) to ensure the Company's performance of its obligations hereunder.

    7. SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. If the application of any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; (b) the affected provision shall be reformed without further action by the parties to make such provisions valid and enforceable; and (c) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable, with a view toward requiring the Company to indemnify Agent to the fullest extent permissible by law.

    8. EXCLUSIONS. The Company shall not be obligated pursuant to the terms of this Agreement to provide indemnification for any of the following:

        (A) Acts, omissions or transactions from which an Agent may not be relieved of liability under the Delaware General Corporation Law; PROVIDED, HOWEVER, that notwithstanding any limitation set forth in this Section 8(a), Agent shall be entitled to receive expense advances with respect to any such claim unless and until a court having jurisdiction over the claim shall have reached a Final Disposition which finds that Agent has engaged in acts, omissions or transactions for which Agent is prohibited from receiving indemnification under applicable law.

        (B) Proceedings or claims initiated or brought voluntarily by Agent and not by way of defense, counterclaim or crossclaim, except (i) with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company's Articles of Incorporation, Bylaws, statute or law, (ii) in specific cases if the Board deems its appropriate; or (iii) as otherwise required under the Delaware General Corporation Law;

        (C) Expenses incurred by the Agent with respect to any proceeding instituted by Agent to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Agent in such proceeding was not made in good faith or was frivolous;

        (D) Expenses or liabilities of any type whatsoever which have been paid directly to Agent by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company; or

        (E) Expenses or the payment of profits arising from the purchase and sale by the Agent of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any similar successor statute.

    9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

    10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and legal and personal representatives. This Agreement shall continue in effect regardless of whether Agent continues to serve as an Agent or fiduciary (as applicable) of the Company.

    11. NOTICE. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the addressee on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

    12. CHOICE OF LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by, and its provisions construed in, accordance with the laws of the State of California as applied to contracts between California residents entered into and to be performed entirely within California. The Company and Agent each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of California.

    13. CONSIDERATION. Part of the consideration the Company is receiving from Agent to enter into this Agreement is Agent's agreement to serve or to continue to serve, as applicable, as an Agent of the Company. Nothing in this Agreement shall preclude Agent from resigning as an Agent of the Company, or the Company, by action of its stockholders, Board or officers, as the case may be, from terminating Agent's services as an Agent with or without cause.

    14. WAIVER. A waiver by either party of any term or condition of this Agreement or any breach thereof, in any one instance, shall not be deemed or construed to be a waiver of such term or condition or of any subsequent breach thereof.

    The parties hereto have executed or caused this Agreement to be executed as of the date first above written.

Golden State Vintners, Inc.                                   Indemnitee:
607 Airpark Road
Napa, CA 94558
                                                              ----------------------------------------

By:  ------------------------------------                     Relationship to the Company:

    ------------------------------------
                                                              ----------------------------------------

Its:  ------------------------------------

By:  ------------------------------------                     Address:

    ------------------------------------
                                                              ----------------------------------------

Its:  ------------------------------------
                                                              ----------------------------------------

                           GOLDEN STATE VINTNERS INC.

                              THIS IS YOUR PROXY.
                             YOUR VOTE IS IMPORTANT
Dear Stockholder:

    Regardless of whether you plan to attend the 1999 Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

                                           Thank you,
                                           Corporate Secretary

                                     PROXY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             for 1999 Annual Meeting of Stockholders, June 29, 2000

    The undersigned, stockholder(s) of Golden State Vintners, Inc. do(es) hereby appoint the corporation's Secretary and President, and each of them, proxies, each with full power of substitution, for and in the name and stead of the undersigned at the 1999 Annual Meeting of Stockholders of Golden State
Vintners, Inc., to be held on June 29, 2000, and at any and all postponements or adjournments thereof, to vote all shares of capital stock held by the undersigned, with all powers that the undersigned would possess if personally present, on each of the matters referred to herein.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" ELECTION OF MANAGEMENT'S DIRECTOR-NOMINEES, "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS, "FOR" APPROVAL OF AMENDMENT OF THE 1996 STOCK OPTION PLAN AND "FOR" APPROVAL OF THE INDEMNIFICATION AGREEMENTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

                                    FOR       AGAINST      FOR ALL                            FOR       AGAINST
1.  ELECTION OF DIRECTORS                       / /          / /
    Nominees:                                              ABSTAIN
    Jeffrey J. Brown                / /         / /          / /       Keith R. Fox           / /         / /
    Jeffrey B. O'Neill              / /         / /          / /       W. Scott Hedrick       / /         / /
    Nicholas B. Binkley             / /         / /          / /       Peter W. Mullin        / /         / /
    Greg J. Forrest                 / /         / /          / /       Douglas R. Wolter      / /         / /
2.  Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's              / /         / /
    independent auditors for the fiscal years ending June 30, 1999 and June 30, 2000.
3.  Proposal to amend the 1996 Stock Option Plan to increase the shares available for         / /         / /
    issuance thereunder.
4.  Proposal to approve the Indemnification Agreements.                                       / /         / /
5.  In their discretion, upon such other matters as may properly come before the meeting      / /         / /
    and any postponement(s) or adjournment(s) thereof.

                                  ABSTAIN
1.  ELECTION OF DIRECTORS
    Nominees:
    Jeffrey J. Brown                / /
    Jeffrey B. O'Neill              / /
    Nicholas B. Binkley             / /
    Greg J. Forrest                 / /
2.  Proposal to ratify the appo
    independent auditors for th
3.  Proposal to amend the 1996      / /
    issuance thereunder.
4.  Proposal to approve the Ind     / /
5.  In their discretion, upon s     / /
    and any postponement(s) or

                                       / / MARK HERE FOR ADDRESS CHANGE AND NOTE
                                           AT LEFT

                                       / / MARK HERE IF YOU PLAN TO ATTEND THE
                                           ANNUAL MEETING (You may still submit
                                           this proxy)

                                       Signature _______________________________

                                       Dated _____________________________, 2000

                                       Signature _______________________________

                                       Dated _____________________________, 2000

                                       (This Proxy should be marked, dated and
                                       signed by the stockholder(s) exactly as
                                       his or her name appears hereon and
                                       returned promptly in the enclosed
                                       envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)